AGREEMENT OF PURCHASE AND SALE

      This Agreement of Purchase and Sale (the "Agreement"), is made and entered into as of February ___, 1998, by and between INTELECT COMMUNICATIONS, INC., a Delaware corporation (the "Seller"), and ST. JAMES CAPITAL PARTNERS, L.P., a Delaware limited partnership (the "Purchaser"), and sets forth the terms and conditions of the sale and purchase of a $15,000,000 Promissory Note, substantially in the form attached hereto as EXHIBIT "A"(the "Note").

      WHEREAS, the Seller desires to issue and sell to the Purchaser, and the Purchaser desires to purchase and accept from the Seller, the Note in the form of EXHIBIT "A", on the terms and subject to the conditions set forth herein, the obligations of which of the Seller are secured by the Seller Pledge Agreement dated as of the date hereof and attached as EXHIBIT "D" (the "Pledge Agreement").

      WHEREAS, the Seller and the Purchaser desire to make certain representations, warranties and agreements in connection with the purchase and sale of the Note contemplated hereby.

      WHEREAS, the Seller desires to sell to the Purchaser warrants (the "Warrants"), to purchase shares of Seller's common stock, par value $.01 per share (the "Common Stock"), which Warrants shall have the terms and be subject to the conditions set forth in the Form of Warrants attached hereto as EXHIBIT "B"(the "Warrants").

      WHEREAS, the Seller desires to grant to the Purchaser certain registration rights in respect to the shares of Seller's Common Stock that may be acquired on the exercise of the Warrants, which registration rights shall have the terms and be subject to the conditions set forth in the Registration Rights Agreement attached hereto as EXHIBIT "C"(the "Registration Rights Agreement"; this Agreement, the Note, the Pledge Agreement, the Warrants and the Registration Rights Agreement are collectively referred to as the "Transaction Documents").

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein, the parties agree as follows:

                                  ARTICLE I

                               PURCHASE AND SALE

      1.1 PURCHASE AND SALE OF THE NOTE. Subject to the terms of this Agreement, the Seller agrees to and does hereby issue, sell and deliver the Note to the Purchaser at the Closing (as defined herein), and Purchaser agrees to and does hereby purchase and accept the Note from the Seller.

      1.2 CONSIDERATION FOR PURCHASE OF THE NOTE. Subject to the terms of this Agreement, the Purchaser hereby agrees to pay to the Seller at Closing, by check or wire transfer to the account of the Seller, $3,000,000 (the "Initial Advance"), and agrees to make further advances of up to $12,000,000 pursuant to the terms hereof, all as the consideration for the purchase of the Note (the "Note Consideration").

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      1.3   PURCHASE AND SALE OF THE WARRANTS; ADDITIONAL WARRANTS.

            (a) Subject to the terms of this Agreement, the Seller agrees to and does hereby issue, sell and deliver the Warrants to the Purchaser at the Closing (as defined herein), and Purchaser agrees to and does hereby purchase and accept the Warrants from the Seller. The Seller further agrees to issue additional warrants, substantially in the form of EXHIBIT "B" hereto to the Purchaser in connection with subsequent advances hereunder up to an aggregate amount of $10,000,000 for a number of shares equal to 15,000 shares for each additional $100,000 advanced by Purchaser hereunder after the Initial Advance.

            (b) The Seller further agrees to issue additional Warrants, substantially in the form of EXHIBIT "B" hereto (subject to subsection (d) of this Section 1.3), to the Purchaser in connection with advances hereunder after an aggregate amount of $10,000,000 has been advanced, for a number of shares equal to 15,000 shares for each additional $100,000 advanced by Purchaser hereunder after the Initial Advance.

            (c) In the event the Seller elects to extend the maturity date of the Note, the Seller will issue additional Warrants, substantially in the form of EXHIBIT "B" hereto (subject to subsection (d) of this Section 1.3), to the Purchaser hereunder for a number of shares equal to 5,000 shares for each $100,000 then outstanding under the Note.

            (d) The exercise price per share for the Warrants referenced in
      Section 1.3(a) shall be $7.50 per share. The exercise price per share for the Warrants referenced in Sections 1.3(b) and (c) above shall be equal to $1.50 over the volume weighted average closing price of the Common Stock for the ten (10) day period prior to date of the pertinent subsequent advance or date of the Seller's election to extend the maturity date of the Note, respectively.

      1.4 CONSIDERATION FOR PURCHASE OF THE WARRANTS. Subject to the terms of this Agreement, the Purchaser hereby agrees to pay to the Seller at Closing, by check or wire transfer to the account of the Seller, $4,500, or $.01 per Warrant at Closing for the Warrants issued in respect of the Initial Advance, and, upon the issuance thereof, an amount equal to $.01 per Warrant for the Warrants referenced in Section 1.3(b) hereof, as the consideration for the purchase of the Warrants (the "Warrants Consideration"; the Note Consideration and the Warrants Consideration are collectively referred to as the "Consideration"). The Seller acknowledges that the Seller's Option to extend the Note for an additional twelve (12) months pursuant to the terms thereof shall constitute the Warrants Consideration for the Warrants referenced in Section 1.3(c) hereof.

      1.5 FUTURE ADVANCES. The Purchaser shall make additional advances of the Note Consideration and Warrant Consideration on the following terms and conditions:

            (a) The Seller shall provide to the Purchaser the following items prior to any such advance:

                  (i) a written request for such advance at the address for the Purchaser in Section 7.2 hereof, setting forth (1) the amount requested, (2) the account to which such advance is to be funded, (3) the date for which such advance is requested and

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                  (4) the proposed use of the proceeds of such advance as set forth in this Agreement or other Transaction Document;

                  (ii) a certificate of an officer of Seller certifying that, as of the date the advance is requested, no Default hereunder has occurred, that Seller is in compliance with all covenants herein and that all of the representations and warranties set forth herein are true and correct as of such date;

                  (iii) per subsection 1.3(b) above, a Warrant in favor of Purchaser, executed by Seller, for a number of shares of Common Stock equal to 15,000 shares for each $100,000 advanced by Purchaser;

                  (iv) such security documents or instruments respecting the Pledged Securities as may be reasonably requested by Purchaser and consistent with Purchaser's rights under the Pari Passu Agreement executed of even date herewith by and among Purchaser, Coastal and St. James Capital Corp.;

                  (v) such other documents, certificates, agreements or instruments as may be reasonably requested by Purchaser in connection with any or all of the foregoing;

                  (vi) payment by Seller of an origination fee equal to fifteen hundredths of one percent (0.15%) of the principal amount of such Advance which origination fee shall be deducted from the amount of such Advance; and

                  (vii) payment by Seller of any and all expenses or other amount due and owing to Purchaser.

            (b) In addition, the Seller shall provide evidence to the Purchaser of the repayment or payment of Seller's indebtedness that is PARI PASSU to the indebtedness under the Note in connection with subsequent advances, as may be required by Purchaser hereunder.

            (c) For subsequent advances aggregating up to a principal amount of $10,000,000, it shall be a further condition precedent to such advance that the Purchaser shall be reasonably satisfied in its sole discretion that (i) no Default has occurred and is continuing, and (ii) no Material Effect has occurred.

            (d) For subsequent advances in excess of an aggregate of $10,000,000 and aggregating up to a principal amount of $15,000,000, it shall be a further condition precedent to such advance that the Purchaser shall be reasonably satisfied in its sole discretion that (i) no Default has occurred and is continuing, (ii) no Material Effect has occurred, and
      (iii) Seller has provided Purchaser with reasonable access since the Initial Advance to the financial and business records of the Seller and that Purchaser is reasonably satisfied with the results of such due diligence review.

            (e) In no event shall the Purchaser be required to make any advances hereunder after July 31, 1998.

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                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

      Each of the Seller, as to itself and its Subsidiaries, hereby warrants and represents to the Purchaser that:

      2.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of the Seller and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Seller and its Subsidiaries is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of Seller's or any Subsidiary's properties, owned or leased, or the nature of its activities makes such qualification or license necessary, except where failure to be so licensed and qualified would not have a material adverse effect on the business or financial condition of the Seller and its Subsidiaries taken as a whole.

      2.2 AUTHORITY; NO DEFAULTS. The Seller has all requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Seller. Each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for those transaction documents evidencing loans from Coastal and St. James Capital Corp. the execution and delivery by the Seller of the Transaction Documents to which the Seller is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of the Seller or any of its Subsidiaries is subject or by which the Seller or any of its Subsidiaries is bound, and which would have a Material Effect on the Seller or its Subsidiaries. Neither the Seller nor any of its Subsidiaries is in material violation or default of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), relating to or affecting the operation, conduct or ownership of the property or business of the Seller or any of its Subsidiaries which would have a Material Effect on the Seller and its Subsidiaries.

      2.3 APPROVALS. (a) There is no legal impediment to (x) the valid execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which the Seller is a party or (y) the valid offer, issue, sale and delivery of the Note or the Warrants pursuant to this Agreement. No consent, approval or authorization of, or declaration or filing or registration with, any Governmental Entity (including, without limitation, the SEC or the Texas State Securities Board), stockholders or any other third party is necessary or required for (x) the valid execution, delivery, or performance by the Seller

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of this Agreement or any other Transaction Document to which the Seller is a party or (y) the valid offer, issue, sale and delivery of the Note and the Warrants pursuant to this Agreement.

      2.4 SEC DOCUMENTS. The Seller has made all filings with the SEC that it has been required to make under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1996. The Seller has provided to the Purchaser a true, complete and correct copy of Seller's annual report on Form 10-K for the fiscal year ended December 31, 1996, together with all amendments thereto, and any and all filings with the SEC made by Seller (including all requested exhibits to such filings) since the filing of said Form 10-K (all such documents that have been filed with the SEC, as amended, are referred to as the "Seller SEC Documents"). As of their respective dates, and except as amended, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Seller SEC Documents contained any untrue statement of an material fact or omitted to state a material fact required to be stated herein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Seller and its Subsidiaries included in the Seller SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Seller and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Except as set forth in the Seller SEC Documents, since December 31, 1996, (i) there have been no material adverse changes in the business, operations or financial condition of each of the Seller and each of its Subsidiaries and (ii) the operations of each of the Seller and each of its Subsidiaries have been conducted in the ordinary course of business except as previously disclosed in writing to the Purchaser.

      2.5 LITIGATION. Except as set forth in the Seller SEC Documents, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against or affecting the Seller or any of its Subsidiaries (or any of their respective officers or directors in connection with the business of the Seller or any of such Subsidiaries), nor any outstanding judgment, order, writ, injunction or decree against the Seller or any of its Subsidiaries, which would have a material adverse effect on the Seller and its Subsidiaries taken as a whole. Neither the Seller nor any Subsidiary is subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any on-going obligations, whether prohibitory or mandatory in nature, the performance of which would have a material adverse effect on the Seller and its Subsidiaries taken as a whole.

      2.6 CAPITALIZATION. The Seller has authorized capital stock of 50,000,000 shares of Common Stock of which there are 23,997,524 shares issued and outstanding as of February 9, 1998. All of the issued and outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock have been issued in violation of any preemptive rights of the current or past shareholders of the Seller. Except as set forth on SCHEDULE 2.7, and except for shares that may be issued in connection with completed or pending acquisitions and financings, there are no outstanding options, warrants or rights to subscribe for, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Seller or contracts, commitments, understandings or arrangements by which the Seller is or may be obligated to issue additional shares of its capital stock or options, warrants, or rights to

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purchase or acquire any additional shares of its capital stock. All of the
Common Stock issued on the exercise of the Warrants will be fully paid, non-assessable and free and clear of any preemptive rights and Encumbrances. As used in this Agreement, the term "Encumbrance" means and includes (i) any security interest, mortgage, deed of trust, lien, charge, pledge, proxy, adverse claim, equity, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any notice of pledge registered with any financial intermediary or broker, any Uniform Commercial Code financing statement or other public filing, notice or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper filing, notice or record.

      2.7 SUBSIDIARIES. SCHEDULE 2.7 sets forth a true, complete and correct list of each Subsidiary of the Seller, including state or country of organization. Each Subsidiary of the Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, to lease or to operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business in each jurisdiction in which the character of its properties, owned or leased, or the nature of its activities makes such qualification or license necessary, unless the failure to be so licensed or qualified would not have a Material Effect on such Subsidiary or the Seller and its Subsidiaries taken as a whole. Except as set forth in
SCHEDULE 2.7, all outstanding shares of capital stock of each Subsidiary of the Seller were duly and validly issued and are fully paid, nonassessable and owned by the Seller or a Subsidiary of the Seller, free and clear of all Encumbrances. There are no options, warrants or other rights, agreements or commitments (including preemptive rights) obligating the Seller or any of its Subsidiaries to issue, to sell or to transfer any shares of capital stock or other securities of any Subsidiary of the Seller.

      2.8 LIABILITIES. Except as set forth in SCHEDULE 2.8, the Seller has no knowledge of any liability that it reasonably believes would result in a Material Effect on the value or business of Seller or any Subsidiary, other than those (a) reflected or reserved against in the unaudited consolidated balance sheet of the Seller and its consolidated Subsidiaries at December 31, 1997, or disclosed in other Seller SEC Documents or (b) incurred in the ordinary course of business since December 31, 1997.

      2.9 LICENSES, PERMITS, AUTHORIZATIONS, ETC. The Seller and each of the Subsidiaries holds all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type required to operate its business as presently conducted, the failure of which to hold would have a Material Effect on the Seller or its Subsidiaries. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit.

      2.10  TITLE TO ASSETS; ENCUMBRANCES.

            2.10.1 Each of the Seller and its Subsidiaries has good and indefeasible title to its assets, whether real, personal or intangible, free and clear of all Encumbrances except (i) as reflected in the Seller SEC Documents, (ii) liens for current taxes and assessments not yet due or being contested in good faith by appropriate proceedings, (iii) mechanic's liens arising under the operation of law for actions contested in good faith or for which payment arrangements have been made, (iv) liens granted or incurred by such Person in the ordinary course of its business or

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      financing of equipment, office space, furniture and computers in the ordinary course of its business, (v) easements, rights of way, encroachments or other reductions or matters affecting title which do not prevent the assets from being used for the purpose for which they are currently being used and (vi) encumbrances on the Pledged Shares set forth on SCHEDULE 2.6;

            2.10.2 There are no parties in possession of any of the assets of the Seller or its Subsidiaries other than (i) personal property held by third parties in the reasonable and ordinary course of business and (ii) the possession of the Pledged Shares by Coastal pursuant to the terms of the Pari Passu Agreement between Coastal and SJ Corp., replaced on the date hereof by that Pari Passu Agreement referenced in Paragraph 4.3.10 hereof. Each of the Seller and its Subsidiaries enjoys full, free and exclusive use and quiet enjoyment of its assets and its rights pertaining thereto. Each of the Seller and its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is a lessee, and all such leases are legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms.

      2.11 TAXES AND RETURNS. Seller has filed, and has caused each of its Subsidiaries to file, all required tax returns and reports, except for where the failure to file or pay would not have a Material Effect on Seller or its Subsidiaries. Seller has paid, and has caused its Subsidiaries to pay, all taxes, assessments and governmental charges and penalties which it or such Subsidiary has incurred, except such as are being or may be contested in good faith by appropriate proceedings except for where the failure to file or pay would not have a Material Effect on Seller or its Subsidiaries. Neither the Seller nor any Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted, or assessed against either the Seller or any Subsidiary, and no requests for waivers of the time to assess any such tax are pending. For the purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

      2.12 INSURANCE. Each policy of property, fire and casualty, product liability, worker's compensation, professional liability and title insurance and other forms of insurance (except group, health and life policies) and each bond issued or posted by any person with respect to any operations or other activities of either the Seller or any Subsidiary of the Seller is and, to Seller's knowledge the legal, valid and binding obligation of the insurer or bond issuer, enforceable in accordance with its terms.

      2.13 HAZARDOUS WASTES AND SUBSTANCES. Except as set forth in the Seller SEC Documents, to the best of Seller's knowledge neither the operations of either the Seller or of any Subsidiary of the Seller, nor the use of such Person's assets violates any applicable federal, state or local law, statute, ordinance, rule, regulation, memorandum of understanding, order or notice requirement pertaining to the collection, transportation, storage, treatment, discharge, release or disposal of hazardous or non-hazardous waste or substances, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.), as amended from time to time on or before the Closing Date ("CERCLA") (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and such regulations promulgated under CERCLA on or before the Closing Date, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 ET SEQ.), as amended from time to time ("RCRA") on or before the Closing Date, and such regulations promulgated under RCRA,
(iii) any applicable federal, state or local laws or regulations relating to the

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environment in effect on the Closing Date (collectively, the "Applicable
Environmental Laws"), which violation would have a Material Effect on the Seller or its Subsidiaries. Except as set forth in the Seller SEC Documents or otherwise disclosed in the Seller's Form 10-K for the periods ending 1992 through 1996 to the best of the Seller's knowledge, none of the operations of the Seller or any Subsidiary has ever been conducted nor have any of such Person's assets been used in such a manner as to constitute a violation of any of the Applicable Environmental Laws, which violation would have a Material Effect on the Seller or its Subsidiaries. Except as set forth in the Seller SEC Documents, to the best of Seller's Knowledge, no notice has been served on the Seller or any Subsidiary by any person or Governmental Entity regarding any existing, pending or threatened investigation or inquiry related to violations under any Applicable Environmental Law, which violation or claims could have a Material Effect on the Seller or its Subsidiaries, or regarding any claims for corrective action, remedial obligations or contribution for removal costs or damages under any Applicable Environmental Law or regarding the designation of the Seller or any of its Subsidiaries as a potentially responsible party for any facility under the Applicable Environmental Laws which violations or claims could have a Material Effect on the Seller or its Subsidiaries, nor, does any fact or circumstance exist which, if disclosed publicly, would be reasonably likely to result in the service on either the Seller or any Subsidiary of any such notice. Except as set forth on the Seller SEC Documents, to the best of Seller's knowledge there has been no action taken, or omitted to be taken by the Seller or its Subsidiaries which has caused, or would be reasonably likely to cause, a "release" of any "hazardous substance" at any "facility", without limitation, within the meaning of such terms as defined in the Applicable Environmental Laws.

      2.14 USE OF PROCEEDS. The Seller shall use the consideration for purposes of retiring certain short term debt and for the Seller's working capital needs in connection with Seller's expansion of production, all as consented to by Purchaser, which consent shall not be unreasonably withheld or delayed; provided however, that Seller shall use advances after the Initial Advance for purposes of repaying or prepaying indebtedness that is PARI PASSU to the indebtedness under the Note (to the extent that such indebtedness has not already been repaid or refinanced at the time of such advance) such that at any time, the outstanding principal amount under the Note, when aggregated with such PARI PASSU indebtedness, does not exceed $15,000,000.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser represents and warrants to the Seller, as follows:

      3.1 INVESTMENT INTENT. The Note and the Warrants are being acquired for Purchaser's own account and not with a view to public distribution and Purchaser acknowledges that the purchase and sale of the Note and the Warrants is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act.

      3.2 ACCREDITED INVESTOR. The Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act.

      3.3 RESTRICTED SECURITIES. The Purchaser acknowledges that the Note and the Warrants have not been registered under the Act and therefore cannot be sold or transferred unless either they are subsequently registered under the Act (as well as under any applicable state securities laws) or an

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exemption from such registration is available. The Note and the Warrants will be
"restricted securities" under Rule 144 promulgated under the Act, and unless and until registered under the Act, the Note and the Warrants may be subject to limitations on resale set forth in Rule 144 or in administrative interpretations of the Securities Act by the SEC or in other rules and regulations in effect at the time of the proposed sale or other disposition of the Note or the Warrants.

                                  ARTICLE IV

                                  THE CLOSING

      4.1 TIME AND PLACE. The closing of the purchase and sale of the Note and the Warrants (the "Closing") will take place on a date agreed to by the parties (the "Closing Date"), at the offices of Gardere Wynne Sewell & Riggs, L.L.P., unless another time and place are agreed to by the parties.

      4.2 CONDITIONS TO THE OBLIGATION OF THE SELLER. The obligation of the Seller to effect the Closing is subject to the Purchaser delivering, or causing to be delivered, to the Seller at the Closing the Consideration.

      4.3 CONDITIONS TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to effect the Closing is subject to the delivery by the Seller to Purchaser at the Closing the following:

            4.3.1 copies, certified by the Secretary of State of the State of Delaware, of the Certificate of Incorporation of the Seller and all amendments thereto;

            4.3.2 copies, certified by the Secretary of the Seller as of the Closing Date, of the bylaws of the Seller and all amendments thereto;

            4.3.3 copies, certified by a certificate of the Secretary of the Seller as of the Closing Date, of resolutions duly adopted by the board of directors of the Seller, authorizing the execution and delivery by the Seller of the Transaction Documents to which the Seller is a party and all other agreements or other documents contemplated thereby, the completion of the sale of the Note and the taking of all such other corporate action as shall have been required as a condition to, or in connection with, the sale of the Note and the Warrants;

            4.3.4 the Note;

            4.3.5 the Warrants;

            4.3.6 the Pledge Agreement;

            4.3.7 the Registration Rights Agreement;

            4.3.8 an opinion of Ryan & Sudan, L.L.P. in substantially the form attached hereto as EXHIBIT "F";

            4.3.9 an origination fee equal to $4,500, permitted by Seller as an offset against funds advanced by Purchaser; and

            4.3.10 the In Pari Passu Agreement among the Purchaser, SJ Corp. and Coastal dated as of the date hereof.

                                   ARTICLE V

                                   COVENANTS

      The Seller covenants and agrees with the Purchaser, so long as the Note is outstanding or any fee, expense, compensation or any other amount payable by the Seller shall remain unpaid or outstanding, as follows:

      5.1 DEBT. The Seller shall not, nor shall the Seller permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Debt, except for:

            5.1.1 Permitted Debt; and

            5.1.2 Debt outstanding on the date hereof and described in filings made with the Securities and Exchange Commission.

      5.2 RESTRICTIONS ON DISTRIBUTIONS. The Seller shall not, nor shall the Seller permit any of its Subsidiaries to, declare, make or pay any Distribution, except that (i) any Subsidiary of Seller may make Distributions to the Seller,
(ii) Seller may make Distributions to holders of the Seller's preferred stock, and (iii) Seller may make Distributions pursuant to a shareholder rights plan duly adopted by Seller's Board of Directors and disclosed in Seller's filings with the SEC.

      5.3 NEGATIVE PLEDGE. The Seller shall not, nor shall the Seller permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Encumbrance on any asset of such Person other than Permitted Liens. The Seller will not enter into or become subject to, nor will it permit any of its Subsidiaries to enter into or become subject to, any agreement (other than this Agreement) that prohibits or otherwise restricts the right of the Seller or its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Purchaser on any of the Seller's or any of its Subsidiaries' assets.

      5.4 CONSOLIDATION, MERGERS AND ACQUISITIONS; FUNDAMENTAL CHANGES. Without Purchaser's prior written consent, the Seller shall not, nor shall the Seller permit any of its operating Subsidiaries to, merge or consolidate with or acquire substantially all of the outstanding capital stock or assets of any other Person unless the Seller or operating Subsidiary is the surviving corporation in such transaction or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired provided that nothing herein shall prohibit the sale or transfer of fixed assets from a Subsidiary to the Seller or to another Subsidiary, provided that the shares of such transferee Subsidiary are pledged to the Purchaser pursuant to the Pledge Agreement. The Seller shall not, nor shall the Seller permit any of its operating Subsidiaries to, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, except for the redemption of the Seller's preferred stock.

      5.5 INVESTMENTS. The Seller shall not, nor shall the Seller permit any of its Subsidiaries to, make, directly or indirectly, any Investments, except:

            5.5.1 Investments existing on the date hereof and disclosed on
      SCHEDULE 5.5;

            5.5.2 Investments consisting of Cash Equivalents;

            5.5.3 Accounts receivable from customers in the ordinary course of business; and

            5.5.4 Investments by the Seller in wholly owned Subsidiaries.

      5.6 TRANSACTIONS WITH AFFILIATES. The Seller shall not, nor shall the Seller permit any of its Subsidiaries to, enter into, or be a party to any transaction with any Affiliate, except for (i) the transactions provided for in the Transactions Documents, (ii) transactions currently disclosed or disclosed in the future in accordance with applicable securities laws in the Seller SEC Documents, (iii) transactions referenced as Permitted Debt, (iv) customary employment arrangements and benefit programs on reasonable terms, (v) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than an Affiliate, or (vi) an agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of Seller.

      5.7 SALES OF ASSETS. Except for sales of assets by a Subsidiary to Seller or to another Subsidiary, the Seller shall not, nor shall the Seller permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            5.7.1 sales of inventory in the ordinary course of business;

            5.7.2 the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection;

            5.7.3 occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value;

            5.7.4 sales, leases or other dispositions of assets that are obsolete or have negligible fair market value; and

            5.7.5 sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment).

      5.8 SALES AND LEASEBACKS. The Seller shall not, nor shall the Seller permit any of its Subsidiaries to, become liable, directly or by way of a guaranty or accommodation obligation, with respect to any lease or any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Seller or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which the Seller or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Seller or such Subsidiary to any other Person in connection with such lease.

      5.9 MARGIN REGULATION. The Seller shall not use or permit any other Person to use any portion of the proceeds of the Note in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act or the Exchange Act or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board.

      5.10 AMENDMENT TO ORGANIZATIONAL DOCUMENTS. The Seller will not enter into or permit any modification or amendment of, or waive any material right or obligation of, the Purchaser or the rights of holders of Common Stock of the Seller, under its certificate or articles of incorporation, bylaws or other charter documents other than such modifications, amendments or waivers which would not, singly or in the aggregate, result in a Material Effect.

      5.11  FISCAL YEAR.  The Seller shall not change its fiscal year.

      5.12 COMPLIANCE WITH LAWS. The Seller shall, and shall cause each of its Subsidiaries to, conduct its business and affairs and maintain its Properties in all material respects in compliance with all applicable laws, rules, regulations, judgments, orders, and decrees (including, without limitation, all Applicable Environmental Laws, where non-compliance therewith would have a Material Effect).

      5.13 INSURANCE. The Seller shall, and shall cause each of its Subsidiaries to, maintain insurance in full force and effect either with Seller's existing insurance carriers in the current amounts of coverage or replacement insurance with insurance companies of recognized standing on all of its Properties of an insurable nature in such manner and amounts and against such casualties and contingencies as are customarily insured by businesses of established reputation which own similar assets. The Seller shall, and shall cause each of its Subsidiaries to, also maintain in full force and effect either with Seller's existing insurance carriers in the current amounts of coverage or replacement insurance with insurance companies of recognized standing general liability and worker's compensation. The Seller shall, and shall cause each of its Subsidiaries to, at any time and from time to time, furnish evidence of all insurance required by this SECTION 5.13 to the Purchaser promptly upon the request of Purchaser.

      5.14 PAYMENT AND PERFORMANCE. The Seller will pay all amounts due under each Transaction Document to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein.

      5.15 BOOKS, FINANCIAL STATEMENTS AND REPORTS. The Seller will at all times maintain, and will cause its Subsidiaries to at all times maintain, full and accurate books of account and records. The Seller will furnish, or cause to be furnished, the following statements and reports to the Purchaser:

            5.15.1 As soon as available, and in any event within ninety (90) days after the end of each fiscal year, consolidated financial statements of the Seller and its Subsidiaries together with all notes thereto, prepared in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by the Seller, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

            5.15.2 The Seller will maintain its Edgar filing status with the SEC and will deliver to the Purchaser within 20 days after completing filings with the SEC, copies of all information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Seller is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Seller will timely comply in all material respects with its reporting and filing obligations under the applicable federal securities laws.

            5.15.3 The Seller will promptly notify the Purchaser in writing of the occurrence of (i) any Event of Default and (ii) any event of default (or if any event of default would result upon any payment with respect to the Note) with respect to any Debt as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Debt.

            5.15.4 Promptly upon request, any information which the Purchaser may from time to time reasonably request concerning any covenant, provision or condition of the Transaction Documents or any matter in connection with such Persons' businesses and operations, including without limitation business plans, environmental compliance matters, budgets, forecasts and sales reports. The Seller will permit representatives appointed by the Purchaser to visit during normal business hours and inspect any of such Person's Property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and the Seller shall permit the Purchaser or its representatives to investigate and verify the accuracy of the information furnished to the Purchaser in connection with the Transaction Documents and to discuss all such matters with its officers, employees and representatives and Purchaser agrees to keep any and all of such information in strictest confidence and not to disclose such information to any outside party except as may be required by law or compelled by judicial order.

      5.16 MAINTENANCE OF EXISTENCE, QUALIFICATIONS AND ASSETS. The Seller shall, and shall cause its Subsidiaries to, (i) maintain its corporate existence and good standing and its authority to transact business in all states where necessary; (ii) maintain all licenses, permits and franchises necessary for its business; and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

      5.17 PAYMENT OF TRADE DEBT, TAXES, ETC. The Seller will, and will cause each of its Subsidiaries to, (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or Property; (iii) within ninety
(90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP. The Seller shall not be required to pay or discharge any such Debt prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Seller shall have established reserves deemed by the Seller adequate therefor.

      5.18 PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Seller will promptly (and in any event, within thirty (30) calendar days after any invoice or other statement or notice) pay (i) all reasonable costs and expenses incurred by or on behalf of the Purchaser (including reasonable attorneys' fees and out-of-pocket expenses) in connection with the negotiation, preparation, execution, and delivery of the Transaction Documents (up to a $25,000 maximum aggregate amount), and any and all consents, waivers or other documents or instruments relating thereto, and any filing, recording, refiling and re-recording of any Transaction Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Transaction Document.

      5.19  ENVIRONMENTAL MATTERS.

            5.19.1 The Seller will comply in all material respects with all Environmental Laws now or hereafter applicable to the Seller and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect so as to avoid any action or omission having a Material Effect.

            5.19.2 The Seller will promptly furnish to the Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any the Seller, or of which it has notice, pending or threatened against any the Seller, by any Governmental Entity with respect to any alleged violation of or non-compliance with any Applicable Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its Properties or the operation of its business.


                                  ARTICLE VI

                                  DEFINITIONS

      As used in this Agreement, the following terms have the meanings indicated:

      "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with, that Person.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

      "CASH EQUIVALENTS" means, when used in connection with the Seller or any Subsidiary of such Person's Investments in:

            (a) government securities due within 180 days from the date of acquisition thereof;

            (b) Readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by Standard & Poor's Corporation, in each case due within 180 days from the date of acquisition thereof;

            (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering government securities executed by any bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the FDIC, or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or any offshore branch of such bank, in each case maturing within 180 days from the date of acquisition thereof;

            (d) "Money-market mutual funds" investing solely in instruments of the types described in subparagraphs (a) through (c) above.

      "COASTAL" means The Coastal Corporation Second Pension Trust.

      "DEBT" means, for any Person, (a) all obligations required by GAAP to be classified upon a balance sheet as liabilities, (b) liabilities secured by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) all guaranties, endorsements and other contingent obligations with respect to Debt of others, and (e) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (a) through (c) above.

      "DEFAULT" means an "EVENT OF DEFAULT" as defined in the Note.

      "DISTRIBUTION" means, with respect to any shares of any capital stock or other equity securities or other interests issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of those securities by such Person, (b) the declaration or payment of any dividend on or with respect to those securities by such Person, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

      "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

      "INVESTMENT" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Debt and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to such Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

      "MATERIAL EFFECT" means (a) a material adverse effect on the business, Properties, operations or condition (financial or otherwise) of the Seller and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Seller to perform its obligations under any Transaction Document, or (c) a material adverse effect on the validity or enforceability of this Agreement, the Note, the Warrants or any of the other Transaction Documents or a material impairment of the rights or remedies of the Purchaser hereunder or under any of the other Transaction Documents.

      "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of the Seller or any of its Subsidiaries from time to time owing to the Purchaser under any Transaction Document to which such Person is a party, including, without limitation, the due and punctual payment of the principal of and interest on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against any of the Seller or its Subsidiaries under the Bankruptcy Code and all other applicable Debtor Relief Laws, and all other monetary obligations of the Seller or any of its Subsidiaries to the Purchaser under this Agreement and each of the other Transaction Documents to which such Person is a party, including any and all fees, costs, expenses and indemnities.

      "PERMITTED DEBT" means (a) the Obligations; (b) debt arising from endorsing negotiable instruments for collection in the ordinary course of business; (c) purchase money debt incurred to finance equipment in the ordinary course of business; (d) trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms; (e) indebtedness for borrowed money to Coastal of up to $3,500,000; (f) indebtedness for borrowed money to SJ Corp. of up to $6,500,000;(g) indebtedness for borrowed money to certain affiliated persons in the aggregate principal amount of $710,000 and (h) indebtedness representing Seller's payments in cancellation of redemption rights present in two outstanding warrants in the aggregate principal amount of $1,750,000.

      "PERMITTED LIENS" means (a) Encumbrances now or hereafter securing the Obligations; (b) pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs; (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or bonds, or indemnity, performance, or other similar bonds in the ordinary course of business; (d) liens for taxes and liens imposed by operation of law (including liens of mechanics, materialmen, warehousemen, carriers and landlords), if (i) no amounts are due and payable and no lien has been filed (or agreed to), or (ii) the validity or amount secured thereof is being contested in good faith by lawful proceedings diligently conducted, reserves required by GAAP have been made, and levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance; (e) liens currently in existence; (f) liens covering purchase money debt incurred to finance equipment or inventory in the ordinary course of business;(g) liens securing indebtedness for borrowed money to Coastal of up to $3,500,000, and (h) liens securing indebtedness for borrowed money from SJ Corp. of up to $6,500,000.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PLEDGED SHARES" means all shares of capital stock or other evidences of ownership now or hereafter issued to the Seller by DNA Enterprises, Inc., a Texas corporation, Intelect Network Technologies Company, a Nevada corporation, and Intelect Visual Communications Corp., a Delaware corporation, each a wholly owned Subsidiary of the Seller and the Certificate(s) representing the Pledged Shares and all dividends, cash, instruments and other property from time-to-time received, receivable or otherwise distributed in respect of or in exchange of any Pledged Shares.

      "PROPERTY" means any asset, whether real, personal or mixed, or tangible or intangible, or any interest therein.

      "SJ CORP." means St. James Capital Corp., a Delaware corporation.

      "SEC" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended.

      "SUBSIDIARY" means, with respect to any Person, any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person, excepting that, for purposes thereof, "Subsidiary" shall not be taken to include Intelect Network Systems Limited (U.K.), Intelect Finance Limited (Bermuda), Intelect Communications Systems Limited (Bermuda), Intelect Defense Technologies, Inc. (Delaware) or The Customer Premises Equipment Corporation (Delaware).

      "UCC" means the Uniform Commercial Code, as adopted in Texas, PROVIDED, HOWEVER, to the extent the perfection or the effect of perfection (or non-perfection) of any Encumbrance in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Texas, "UCC" means, with respect to the provisions relating to perfection or the effect of perfection (or non-perfection), the Uniform Commercial Code in effect in such jurisdiction.

                                  ARTICLE VII

                              GENERAL PROVISIONS

      7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the Seller's various representations, warranties, covenants and agreements in the Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the performance hereof and thereof, including the issuance and delivery of the Note, the Warrants and the other Transaction Documents, and shall further survive until the Note is paid in full.

      7.2 NOTICES. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier (with receipt confirmed) or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

      (a)   If to the Seller: Intelect Communications, Inc.
                              1100 Executive Drive
                              Richardson, Texas 75081
                              Attn: Herman M. Frietsch

      (b)   If to Purchaser:  St. James Capital Partners, L.P.
                              1980 Post Oak Boulevard, Suite 2030
                              Houston, Texas 77056
                              Attn: John L. Thompson

      7.3 MISCELLANEOUS. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas and (iv) may be executed in two or more counterparts which together shall constitute a single agreement.

      7.4 PUBLICITY. Each of the Seller and Purchaser promptly shall advise and cooperate with the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release with respect to this Agreement or the explicit transactions contemplated hereby. Notwithstanding the foregoing, without the prior consent of the Purchaser, neither the Seller nor any of its directors, officers, employees or agents shall issue any press release which includes the name of the Purchaser or any of the Purchaser's Affiliates.

      7.5 SCHEDULES. All statements contained in any exhibit, schedule, appendix, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

      7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which constitutes an original execution and, in the aggregate, constitute a single document.

      7.7   ASSIGNMENT.

            (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller (whether by operation of law or otherwise) without the prior written consent of the Purchaser.

            (b) Purchaser may assign all or any part of its rights and obligations hereunder, under the Note, the Warrants or any other Transaction Document, to any other entity that is an Affiliate of either Purchaser or the general partner of Purchaser, subject to the terms hereof and upon prior written notice to Seller. Each such assignee (an "Assignee") shall execute an Assignment and Acceptance substantially in the form of EXHIBIT E. Upon the execution of such Assignment and Acceptance by such Assignee, (i) the Assignee shall be a "Purchaser" hereunder and, to the extent provided in the Assignment and Acceptance, shall have the rights and obligations of a Purchaser hereunder, and (ii) the assigning Purchaser (an "Assignor") shall, to the extent provided in the

      Assignment and Acceptance and consistent with this subparagraph, be released from its obligations hereunder.

            (c) An Assignor hereunder shall, if requested by the Assignee, deliver the Note and Warrants in favor of such Assignor to the Seller, and the Seller shall issue replacement Notes and Warrants in favor of the Assignor and the Assignee in the amounts and for such shares as are indicated in the Assignment and Acceptance. The replacement Warrants shall be issued for an exercise price per share equal to the exercise price set forth in the Warrants to be delivered to Seller under this Section 7.7(c).

                           SELLER'S SIGNATURE PAGE

      IN WITNESS WHEREOF, the Seller has signed this Agreement as of the date first written above.


                              INTELECT COMMUNICATIONS, INC.


                              By:
                              Name:
                              Title:

                          PURCHASER'S SIGNATURE PAGE

      IN WITNESS WHEREOF, Purchaser has signed this Agreement as of the date first written above.


                              ST. JAMES CAPITAL PARTNERS, L.P.

                              By:   St. James Capital Corp., its General Partner


                                    By:
                                    Name:
                                    Title:

                                                                       EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

                           Dated _______________, 1998

        Reference is made to the Agreement for Purchase and Sale dated as of ___________, 1998 (as the same may be amended or modified from time-to-time, the "Agreement") among INTELECT COMMUNICATIONS, INC., a Delaware corporation ("Borrower") and ST. JAMES CAPITAL PARTNERS, L.P. ("Assignor"). Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Agreement.

        Pursuant to the terms of the Agreement, St. James Capital Partners, L.P. wishes to assign and delegate ___% of its rights and obligations under the Agreement. Therefore, St. James Capital Partners,
L.P. ("Assignor") and ________________ ("Assignee") agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i) and (ii) of Section 2, a ___ interest in and to all of the Assignor's rights and obligations under the Agreement and the Transaction Documents as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's obligation to make Advances, the Advances owing to the Assignor, the Note held by the Assignor, the Warrants held by the Assignor, the Assignor's interest in the Collateral, and the Assignor's registration rights in respect of Common Stock.

        2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, its obligation to make further Advances under the Agreement is $__________, and the aggregate outstanding principal amount of Advances owed to it by the Borrower is $__________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower of any of its obligations under the Agreement or any other Transaction Document or any other instrument or document furnished pursuant thereto;(v) agrees to deliver the Note to the Borrower to exchange such Note for a new Note dated _________ __, 19__, in the principal amount of $___________ payable to the order of the Assignee;
(vi) and agrees to deliver the Warrants issued by Borrower to the Assignor to exchange such Warrants for replacement Warrants in favor of the Assignee in respect of ______ shares of Common Stock.

        3. The Assignee (i) confirms that it has received a copy of the Agreement and the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement or any other Transaction Document are required to be performed by it as a Purchaser.

        4. The effective date for this Assignment and Acceptance shall be _______________ (the "Effective Date").

        5. As of the Effective Date, (i) the Assignee shall be a Purchaser under the Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Purchaser thereunder and
(ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

        6. From and after the Effective Date, the Borrower shall make all payments under the Agreement and the Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Note for periods prior to the Effective Date directly between themselves.

        7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

        The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                            ASSIGNOR

                                            ST. JAMES CAPITAL PARTNERS, L.P.

                                            By: St. James Capital Corp., its
                                                General Partner

                                            By:
                                            Name:
                                            Title:

                                            ASSIGNEE

                                            By:
                                            Name:
                                            Title:

ACKNOWLEDGED

THIS ____ DAY OF ____________, 1998.

INTELECT COMMUNICATIONS, INC.

By:
Name:
Title:

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